As filed with the Securities and Exchange Commission on April 24, 2000
                                            Registration Statement No. 333-77059

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                         HANDY HARDWARE WHOLESALE, INC.
               (Exact name of Registrant as specified in charter)

    TEXAS                   8300 TEWANTIN DRIVE                  74-1381875
(State of Incorporation)    HOUSTON, TEXAS  77061           (I.R.S. Employer
                                (713) 644-1495              Identification No.)
                       (Address and telephone number of
                       Registrant's principal executive offices)
                            -------------------------

       JAMES D. TIPTON                                      COPY TO:
         PRESIDENT                                     DONALD W. BRODSKY
HANDY HARDWARE WHOLESALE, INC.                           BO C. CHANDLER
    8300 TEWANTIN DRIVE                                JENKENS & GILCHRIST,
      HOUSTON, TEXAS 77061                          A PROFESSIONAL CORPORATION
       (713) 644-1495                              1100 LOUISIANA, SUITE 1800
(Name, address and telephone number                     HOUSTON, TEXAS 77002
of agent for service)
                            -------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

         If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: |X|



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

                         HANDY HARDWARE WHOLESALE, INC.

                              CROSS-REFERENCE SHEET
                  BETWEEN ITEMS OF FORM S-2 AND THE PROSPECTUS




         ITEM NO.                                                                            PROSPECTUS CAPTION
         --------                                                                            ------------------
        1. Forepart of the Registration Statement and Outside
           Front Cover Page of Prospectus................................................Cover Page

        2. Inside Front and Outside Back Cover Pages of
           Prospectus....................................................................Table of Contents

        3. Summary Information, Risk Factors and Ratio of
           Earnings to Fixed Charges.....................................................The Company; The Offering; Ratio of
                                                                                         Earnings to Combined Fixed Charges and
                                                                                         Preferred Stock Dividend Requirements

        4. Use of Proceeds...............................................................Cover Page; Use of Proceeds

        5. Determination of Offering Price...............................................Determination of Offering Price

        6. Dilution......................................................................Inapplicable

        7. Selling Security Holders......................................................Inapplicable

        8. Plan of Distribution..........................................................Plan of Distribution

        9. Description of Securities to be Registered....................................Dividend Policy; Description of Capital
                                                                                         Stock

       10. Interests of Named Experts and Counsel........................................Inapplicable

       11. Information with Respect to the Registrant....................................Where You Can Find More Information; The
                                                                                         Company; Description of Capital Stock;
                                                                                         Incorporation of Documents by Reference

       12. Incorporation of Certain Information by Reference.............................Incorporation of Documents by Reference

       13. Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities................................Inapplicable

PROSPECTUS



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         HANDY HARDWARE WHOLESALE, INC.

                       4,000 Shares of Class A Common Stock
                      13,000 Shares of Class B Common Stock
                      18,000 Shares of Preferred Stock


         Only member-dealers of Handy Hardware Wholesale, Inc. may purchase the securities offered by this prospectus. No active trading market exists for any class of our stock, and we do not anticipate that any trading market will develop in the future. We are offering these securities without an underwriter. No sales commission will be paid. Our estimated expenses for this offering total $23,542. The following table shows a breakdown of the offering:

                                  NUMBER            PER SHARE
    CLASS OF SECURITIES          OF SHARES       PRICE TO PUBLIC       PROCEEDS TO HANDY
    -------------------          ---------       ---------------       -----------------
Class A Common Stock                4,000             $100               $  400,000
Class B Common Stock               13,000             $100               $1,300,000
Preferred Stock                    18,000             $100               $1,800,000
                                                                         ----------
                                                                         $3,500,000
                                                                         ==========

           Only holders of Class A Common Stock have voting rights. No dividends have ever been paid on Class A or Class B Common Stock. The holders of preferred stock receive a cumulative annual dividend as declared by our board of directors. This dividend must range from 7-20% of the $100 purchase price per share of preferred stock and is the only form of return on stock investment in Handy. Upon liquidation and distribution of our assets, holders of preferred stock will be paid first, with holders of Class A and Class B Common Stock sharing ratably in the distribution of the remaining assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  MAY ___, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
THE COMPANY....................................................................3
THE OFFERING...................................................................3
USE OF PROCEEDS................................................................3
DIVIDEND POLICY................................................................4
DETERMINATION OF OFFERING PRICE................................................4
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
           AND PREFERRED STOCK DIVIDEND REQUIREMENTS...........................5
PLAN OF DISTRIBUTION...........................................................6
DESCRIPTION OF CAPITAL STOCK...................................................8
SUMMARY OF DEALER CONTRACT.....................................................9
LEGAL MATTERS..................................................................9
EXPERTS.......................................................................10
WHERE YOU CAN FIND MORE INFORMATION...........................................10


                              --------------------

           You should rely only on the information contained in this prospectus. We have not authorized anyone to give you any other information. If you receive unauthorized information you should not rely on it. We are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

                                   THE COMPANY

           In 1961 thirteen independent hardware dealers formed Handy to provide warehouse facilities and purchasing services to independent hardware dealers. By forming Handy, these independent hardware dealers obtained better buying power. We refer to these independent hardware dealers as our member-dealers. We are owned entirely by our member-dealers. Each member-dealer signs a dealer contract in which the member-dealer agrees to buy some or all of its merchandise from us. In addition, each member-dealer enters into a stock subscription agreement to purchase our stock. These stock subscriptions provide us with capital. This prospectus covers stock to be sold to our member-dealers as part of their purchases of goods. For more detail, see "Plan of Distribution" on page 6. As of March 1, 2000, our 1,071 member-dealers owned hardware stores in Texas, Louisiana, Mississippi, Alabama, Florida, Oklahoma, Arkansas, Mexico and Central America.

           To service our member-dealers, we maintain a central warehouse and office facility in Houston, Texas. In addition, we lease 32 tractor trailers which haul our 57 enclosed trailers to deliver merchandise to our member-dealers. We charge member-dealers our cost for merchandise plus a small markup charge, resulting in a lower price than member-dealers can obtain on their own. For a more detailed description of operations, see Items 1 and 2 on pages 1-7 of our 1999 Annual Report on Form 10-K.


                                  THE OFFERING

Securities offered........................  4,000 shares of Class A Common Stock
                                           13,000 shares of Class B Common Stock
                                           18,000 shares of Preferred Stock

Price of each share offered...............$100

Use of proceeds...........................Expansion of inventory, purchase of equipment and bulding improvements


                                 USE OF PROCEEDS

         We will receive net offering proceeds of up to $3,500,000 from the sale of these securities. We expect to use proceeds from the offering in the following manner and priority:

           o       $2,085,000  for inventory expansion;
           o         $100,000  for computer upgrades;
           o         $150,000  for warehouse equipment expansion and upgrades;
           o         $115,000  for upgrading company cars;
           o          $50,000  for upgrading office equipment; and
           o       $1,000,000  for building improvements.


If we receive net offering proceeds of less than $3,500,000, we will use our working capital to fund the remaining cost of the above projects, and we will use our third party financing to fund costs related to our building improvements.

                                 DIVIDEND POLICY

         Our Articles of Incorporation require us to pay a dividend on our outstanding preferred stock. Each year our board declares the dividend amount, which must range between 7-20% of the amount paid by member-dealers to purchase their preferred stock. The dividend is paid only to stockholders who own preferred stock on January 31 of each year. We prorate the dividend paid if a stockholder has owned preferred stock for less than one year. From year to year the amount of the preferred stock dividend depends upon our earnings, capital requirements and financial condition. The table below shows dividends paid over the past five years on preferred stock as a percentage of the $100 purchase price per share.

                                   1996 -- 12%
                                   1997 -- 13%
                                   1998 -- 13%
                                   1999 -- 10%
                                   2000 -- 10%

         We have never paid a cash dividend on either class of our common stock, and we do not anticipate doing so in the future. Our goal is to provide our member-dealers with low cost, quality merchandise to increase the member-dealers' profits. To do so, we attempt to keep our gross profit from merchandise sales at a relatively low and constant level. With the exception of funds needed to pay preferred stock dividends, we traditionally retain all earnings to finance the development and growth of our business.


                         DETERMINATION OF OFFERING PRICE

         Because no active trading market exists for any class of our stock, we have always set our stock's offering price at $100 per share, its par value. For more information regarding the market for our shares, see "Market for Registrant's Common Equity and Related Stockholder Matters" on page 7 of our 1999 Annual Report on Form 10-K.

         To our knowledge, only two forms of secondary trading in our securities exist. Stock may be transferred from one member-dealer to another, or we may repurchase shares, at a price of $100 per share, from retiring member-dealers or from overinvested member-dealers. For more information regarding our repurchase of shares, see "Note 8 - Stockholders' Equity" on pages 30-31 of our 1999 Annual Report on Form 10-K and "Plan of Distribution - Repurchases from Overinvested Member- Dealers" page 7 of this prospectus.

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS

         The following table shows our ratio of earnings to combined fixed charges and our preferred stock dividend requirements for the last five fiscal years. For all years presented, our earnings exceeded the combined fixed charges and preferred stock dividend requirements. "Earnings" include pretax earnings from continuing operations, to which has been added back fixed charges. "Fixed charges" include interest expense, the portion of rental expense attributable to interest, and amortization of debt expense. "Preferred stock dividend requirements" cover the amount of pre-tax earnings required to pay preferred stock dividends.


                                                               Year Ended December 31
                                         --------------------------------------------------------------------------------
                                               1995              1996              1997             1998             1999
                                               ----              ----              ----             ----             ----
EARNINGS

Pretax Earnings                          $ 1,568,634       $ 1,857,326       $ 2,169,718      $ 1,387,437      $ 1,543,855
  Plus: Fixed Charges                        338,758           333,464           197,367          176,769          186,195
                                         -----------       -----------       ----------       -----------      -----------
             Total Earnings              $ 1,907,392       $ 2,190,790       $ 2,367,085      $ 1,564,206      $ 1,730,050
                                         ===========       ===========       ===========      ===========      ===========

FIXED CHARGES

Interest Expense                             236,743           172,483            42,804           45,273           68,234
Rental Expense                               102,015           160,981           154,563          131,496          117,961
Amortization of Debt Expense                      -0-               -0-               -0-              -0-              -0-
                                         -----------       -----------       -----------      -----------      -----------
            Total Fixed Charges              338,758           333,464           197,367          176,769          186,195

PREFERRED STOCK DIVIDEND
  REQUIREMENTS                               617,162           792,352           955,095        1,066,200          866,166
                                         -----------       -----------       -------------    -----------      -----------

            Total Fixed Charges
            and Preferred Stock
            Dividend
            Requirements                 $   955,920       $ 1,125,816       $ 1,152,462      $ 1,242,969      $ 1,052,361
                                         ===========       ===========       ===========      ===========      ===========

RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  STOCK DIVIDEND REQUIREMENTS                   2.00              1.95              2.05             1.26             1.64
                                         ===========       ===========       ===========      ===========      ===========

                              PLAN OF DISTRIBUTION

            Only our member-dealers may purchase the securities offered by this prospectus. We deliver this prospectus to each member-dealer and any potential member-dealer. We are offering these securities in a continuous offering until April 30, 2001. We expect to extend this offering after that date until April 30, 2003. All new member-dealers must enter into a stock subscription agreement to make an initial purchase of our Class A Common Stock, followed by periodic purchases of our Class B Common Stock and preferred stock.

PURCHASE OF CLASS A COMMON STOCK BY NEW MEMBER-DEALERS

            We require each new  member-dealer to purchase,  for $1,000 cash, 10
shares  of  Class  A  Common  Stock  at  $100  per  share.   We  do  not  permit
member-dealers to purchase more than 10 shares of Class A Common Stock.

PURCHASES OF CLASS B COMMON STOCK AND PREFERRED STOCK BY MEMBER-DEALERS

            Collecting Funds from Member-Dealers to Purchase Class B Common Stock and Preferred Stock.

            We prepare a semi-monthly statement for each member-dealer stating that member-dealer's total merchandise purchases made during the preceding half month. Total merchandise purchases include both the member-dealer's warehouse purchases from our inventory and that member-dealer's purchases directly from the manufacturer that are billed through us. An additional charge equal to 2% of the member-dealer's warehouse purchases is invoiced on each statement. We accumulate the funds from this 2% charge for each member-dealer to use for its purchase of Class B Common Stock and preferred stock. When a member-dealer's accumulated funds total at least $2,000, we apply $2,000 to the purchase of 10 shares of Class B Common Stock and 10 shares of preferred stock and retain any amounts above $2,000 until the accumulated amounts again equal the $2,000 required for additional purchases. Our board may, but traditionally does not, include the amount of purchases made by a member-dealer directly from the manufacturer when making the 2% calculation.

            How to Calculate the Desired Stock Ownership Level.

            During March of each year, we calculate each member-dealer's desired stock ownership level, which must be at least $10,000. We base each member-dealer's desired stock ownership level on the amount of its total merchandise purchases made during the January 1 to December 31 period of the previous year. Each member-dealer's desired stock ownership is calculated as set forth in the following table:


   AMOUNT OF TOTAL
       PURCHASE                                           DESIRED STOCK OWNERSHIP
-----------------------------------------------------------------------------------------------
$1 to $250,000             $1.00 for every $ 8.00 of total purchases

$250,001 to                $1.00 for every $ 8.00 of total purchases from $1 to $250,000
$500,000               +   $1.00 for every $10.00 of total purchases from $250,001 to $500,000

$500,001 to                $1.00 for every $ 8.00 of total purchases from $1 to $250,000
$750,000               +   $1.00 for every $10.00 of total purchases from $250,001 to $500,000
                       +   $1.00 for every $13.33 of total purchases from $500,001 to $750,000

$750,001 to                $1.00 for every $ 8.00 of total purchases from $1 to $250,000
$1,000,000             +   $1.00 for every $10.00 of total purchases from $250,001 to $500,000
                       +   $1.00 for every $13.33 of total purchases from $500,001 to $750,000
                       +   $1.00 for every $20.00 of total purchases from $750,001 to $1,000,000

$1,000,001                 $1.00 for every $ 8.00 of total purchases from $1 to $250,000
and above              +   $1.00 for every $10.00 of total purchases from $250,001 to $500,000
                       +   $1.00 for every $13.33 of total purchases from $500,001 to $750,000
                       +   $1.00 for every $20.00 of total purchases from $750,001 to $1,000,000
                       +   $1.00 for every $40.00 of total purchases over $1,000,000


        Example of How to Calculate a Member-Dealer's Desired Stock Ownership
          Level.


               On December 31, a member-dealer's actual stock ownership totaled $32,000. The value of its total merchandise purchases made from January 1 to December 31 amounted to $300,000. For the first $250,000 of total merchandise purchases, the member-dealer should own $1.00 of stock for each $8.00 of total merchandise purchases, or $31,250. For the member-dealer's remaining $50,000 of total merchandise purchases, it should own an additional $1.00 of stock for each $10.00 of total merchandise purchases, or $5,000, for a total desired stock ownership of $36,250. This amount is $4,250 higher than the member-dealer's actual stock ownership on December
     31. Thus, we will require the member-dealer to make additional purchases of Class B Common Stock and preferred stock during the twelve month period beginning April 1 of the following year.

        When Actual Ownership is Greater than Desired Ownership.

        If a member-dealer's actual stock ownership at year-end is equal to or exceeds its desired stock ownership, it is not required to make additional stock purchases during the twelve month period beginning April 1 of the following year. However, a member-dealer may voluntarily continue to make additional purchases of Class B Common Stock and preferred stock by paying to us amounts equal to 2% of the member-dealer's warehouse purchases invoiced on each statement.

        Repurchases from Overinvested Member-Dealers.

        Since 1991, we have offered to repurchase Class B Common Stock and preferred stock from member-dealers whose actual stock ownership has exceeded their desired stock ownership by $4,000 or more. Each year we offer to repurchase one-fourth of the member-dealer's excess amount at that time, equally divided between shares of Class B Common Stock and preferred stock. We repurchase the shares for their initial sales price of $100 per share. In 1999, member-dealers resold to us approximately 11% of the shares eligible for repurchase. We paid $26,800 for these 1999 repurchases. We intend to continue to offer to repurchase from member-dealers their overinvested amounts eligible for repurchase. Our ability to make such repurchases, however, will depend upon our future results of operations, liquidity, capital needs and other financial factors. We cannot assure you that repurchase offers will take place in the future, or if so, in what amounts or over what time periods.

        When Actual Stock Ownership is Less than Desired Stock Ownership

        If we determine that a member-dealer's actual stock ownership level on the previous December 31 was less than its desired stock ownership level, we will begin in April of the following year to collect funds for the member-dealer's purchase of additional Class B Common Stock and preferred stock. We will continue to collect these funds for one year until the next March 31, even after the member-dealer attains its desired stock ownership level. We collect these funds by adding the 2% charge described above to the member-dealer's billing statements. Until these funds total $2,000 and are applied to purchase Class B Common Stock and preferred stock for that member-dealer, we use the funds for working capital.

  EXISTING MEMBER-DEALERS WHO OPEN NEW STORES

        If a current member-dealer opens an additional store, we will treat the new store, also known as a member-dealer affiliate, as a new member-dealer. However, we require the member-dealer affiliate to make an initial purchase of 10 shares of preferred stock rather than 10 shares of Class A Common Stock. We treat the member-dealer affiliate as an entirely separate entity when determining required Class B Common Stock and preferred stock purchases. We calculate a separate desired stock ownership level for the member-dealer affiliate, and the member-dealer affiliate has its own account for its funds to be used to purchase Class B Common Stock and preferred stock.

  MANNER OF OFFERING

        We will only offer and sell the securities offered in this prospectus in the states of Texas, Louisiana, Mississippi, Alabama, Florida, Oklahoma and Arkansas, as well as in Mexico and Central America. Employees who are licensed to sell securities in those states or who are exempt from licensing requirements will sell these securities. We have not employed an underwriter for this offering nor will we pay discounts or commissions in making these sales of shares.

                          DESCRIPTION OF CAPITAL STOCK

        Our Articles of Incorporation authorize us to issue 20,000 shares of Class A Common Stock, 100,000 shares of Class B Common Stock and 100,000 shares of preferred stock, each with a $100 par value per share.

  CLASS A COMMON STOCK AND CLASS B COMMON STOCK

        Class A common stockholders must engage in the retail sale of goods and merchandise. No member-dealer may own more than 10 shares of Class A Common Stock. When we submit matters for shareholder vote, a member-dealer receives one vote for each share of Class A Common Stock it owns. Our board consists of ten directors, and at each annual meeting, our Class A common stockholders elect three directors, each to serve a three year term, and one additional director to serve a one year term as both a director and as President. Class B common stockholders may not vote on matters submitted to a shareholder vote, except as required by the Texas Business Corporation Act or in the unusual circumstances of matters which would change their rights as shareholders.

        Class A and Class B common stockholders have no preemptive rights to purchase any securities. Upon the liquidation and distribution of our assets, holders of preferred stock will be paid first, with holders of Class A and Class B Common Stock sharing ratably in the distribution of the remaining assets. As of March 31, 2000, there were 925 holders of record of Class A Common Stock and 788 holders of record of Class B Common Stock.

        Class A common stockholders must offer to sell their shares to us before selling them to a third person. We do not restrict transfer of Class B Common Stock. We believe that member-dealers or former member-dealers own all shares of our Class A Common Stock and member-dealers, former member-dealers or member-dealer affiliates own all shares of our Class B Common Stock.

  PREFERRED STOCK

        Preferred stockholders are entitled to receive cumulative dividends. According to our Articles of Incorporation, our board declares these dividends, which must range from 7-20% of the $100 purchase price per share. Each share of preferred stock has a $100 per share liquidation value. The preferred stock dividend is the only form of return on stock investment in Handy. Preferred stockholders are not entitled to vote on matters submitted to a vote of shareholders, except as required by the Texas Business Corporation Act or in the unusual circumstances of matters which would change their rights as shareholders. Preferred stockholders may not convert their shares to common stock. However, our board, at its option, may vote to redeem these shares in exchange for $100 per share and all accrued unpaid dividends. We have no obligation to redeem the preferred stock or provide for a sinking fund for the redemption of such shares.

        We do not restrict the transfer of preferred stock. However, we believe that member-dealers, former member-dealers or member-dealer affiliates own all shares of our preferred stock. As of March 31, 2000, there were 858 holders of preferred stock.

                           SUMMARY OF DEALER CONTRACT

        We require each member-dealer to enter into a dealer contract with us. Under the dealer contract, we agree to sell merchandise and furnish services to the member-dealer at our cost, plus freight costs and a small mark-up. We sell the merchandise to each member-dealer f.o.b. our warehouse. Our trucks or common carrier deliver merchandise at charges we set. We also agree to permit the member- dealer to use the trade name "Handy Hardware Store" and agree to furnish signs, a general catalog and other materials to the member-dealer for its operation as a Handy Hardware Store.

        Under the contract, the member-dealer agrees to enter into a stock subscription agreement to purchase our securities. In addition, the dealer contract requires the member-dealer to pay an initial service charge, currently set at $200, to defray in part the costs of establishing their new account. The member-dealer must maintain in confidence all materials we provide and, upon termination of the dealer contract, must return all materials we furnished. The member-dealer also agrees to order merchandise from us, to pay all invoices when due and to attend trade shows and other member-dealer meetings. However, the dealer contract does not impose on the member-dealer any minimum inventory purchase amount to remain a member-dealer. Either we or the member-dealer may cancel the dealer contract upon 60 days notice.

                                  LEGAL MATTERS

        The validity of our securities offered in this prospectus has been passed upon by Jenkens & Gilchrist, A Professional Corporation, Houston, Texas.


                                     EXPERTS

        The financial statements included in our 1999 Annual Report on Form 10-K have been examined by Clyde D. Thomas & Company, P.C., independent public accountants, as stated in their opinion incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such report and upon that firm's authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

  AVAILABLE INFORMATION

        Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        We have filed a registration statement with the SEC on Form S-2 to register the securities offered in this prospectus. This prospectus is part of such registration statement. As allowed by SEC rules, this prospectus does not contain all the information in the registration statement or in the exhibits to the registration statement.

  INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to include information in this document by "incorporating by reference," which means that we can disclose important information to you by referring to those documents. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 that has been filed with the SEC is incorporated by reference in this prospectus, along with any future filings made with the SEC under Sections 13(a) and 15(d) of the Exchange Act. You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at our headquarters:

                            Handy Hardware Wholesale, Inc.
                            8300 Tewantin Drive
                            Houston, Texas 77061
                            (713) 644-1495

                                     PART II


  ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated offering expenses are:


  SEC registration fee                          $    972
  Printing expense                                   570
  Legal fees and expenses                         12,000
  Blue sky fees and expenses                       7,500
  Accounting fees and expenses                     2,500
                                                --------
  TOTAL                                         $ 23,542
                                               ---------



  ITEM 15.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify its officers, directors, employees and agents for expenses and costs incurred in certain proceedings arising out of actions taken in their official capacity only if such persons were acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except in relation to matters in which they have been found liable to the corporation, or on the basis that personal benefit was improperly received regardless of whether or not the benefit resulted from action taken in their official capacity. In the case of any criminal proceeding, such persons must also have had no reasonable cause to believe such conduct was unlawful.
Article 2.02-1 further provides that a corporation shall indemnify its officers and directors against reasonable expenses incurred in connection with proceedings arising out of actions taken in their official capacity in which such persons have been wholly successful, on the merits or otherwise, in the defense of such actions.

  ITEM 16.        EXHIBITS.

  The following is a list of exhibits filed as part of this registration statement.

                  Exhibit
                  Number

                  4.1 Specimen copy of certificate representing Class A Common Stock. (Filed as Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1983, and incorporated herein by reference.)

                  4.2 Specimen copy of certificate representing Class B Common Stock. (Filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1983, and incorporated herein by reference.)

                  4.3 Specimen copy of certificate representing preferred stock. (Filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1983, and incorporated herein by reference.)

                  4.4 Form of Subscription to Shares of Handy Hardware Wholesale, Inc. for Class A Common Stock, Class B Common Stock and preferred stock. (Filed as
                              Exhibit 4.4 to the Company's Registration Statement No. 33-78556 on Form S-2 as originally filed on May 5, 1994, and incorporated herein by reference.)

                  5.1 Opinion of Jenkens & Gilchrist, A Professional Corporation. (Filed as Exhibit 5.1 to this Registration Statement as originally filed on
                              April 26, 1999, and incorporated herein by reference.)

                 10.1 Split-Dollar Agreement dated November 13, 1991 between the Company and James D. Tipton. (Filed as
                              Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.)

                 10.2 Form of Dealer Contract (Alabama, Arkansas, Florida, Louisiana, Oklahoma and Texas). (Filed as
                              Exhibit 10.7 to the Company's Registration Statement No. 33- 78556 on Form S-2 as originally filed on May 5, 1994, and incorporated herein by reference.)

                 10.3         Form of Dealer Contract  (Mississippi).  (Filed as
                              Exhibit 10.8 to the Company's Registration Statement No. 33-78556 on Form S-2 as originally filed on May 5, 1994, and incorporated herein by reference.)

                 10.4 Amendment and Restatement of Credit Agreement dated April 30, 1996, between Texas Commerce Bank, N.A., and Handy Hardware Wholesale, Inc. (Filed as
                              Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.)

          (1)    10.5         Ninth  Amendment to the Employment  Agreement,  as
                              amended,  between Handy Hardware  Wholesale,  Inc.
                              and  James D.  Tipton  dated  December  31,  1998.
                              (Filed as Exhibit  10.13 to the  Company's  Annual
                              Report  on Form 10-K for the year  ended  December
                              31, 1998, and incorporated herein by reference.)

                 10.6 Third Amendment to Amendment and Restatement of Credit Agreement between Handy Hardware Wholesale, Inc. and Chase Bank of Texas, National
                              Association,  dated  April  30,  1999.  (Filed  as
                              Exhibit 10.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.)

                 10.7 Agreement for Wholesale Financing between the Company and Deutsche Financial Services dated March 9, 1999. (Filed as Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.)

                 11.1         Statement re  computation  of per share  earnings.
                              (Filed as Exhibit 11.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.)

                 12.1 Statements re computation of ratios. (Omitted because sufficiently described in this Registration Statement under "Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements" in the Prospectus.)

                 13.1 Annual Report to Security Holders. (Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as previously filed with the Commission.)

           (2)   23.1         Consent of Clyde D. Thomas & Company, P.C.

                 23.2 Consent of Jenkens & Gilchrist, A Professional Corporation. (Contained in their opinion filed as Exhibit 5.1 hereto.)

                 24.1 Powers of Attorney of Directors of the Company. (A power of attorney was included as part of the signature page contained in the original filing of this Registration Statement.


  (1)    Management contract.
  (2)    Filed herewith.

  ITEM 17.        UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the "1933 Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus or prior to delivery of the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirement of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be present by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report on Form 10-Q that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Handy Hardware Wholesale, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on April 24, 2000.

                                       HANDY HARDWARE WHOLESALE, INC.



                                       /s/ James D. Tipton
                                       -----------------------------------------
                                       James D. Tipton
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                               Date
---------                         -----                               ----

/s/ James D. Tipton           President, Chief Executive         April 24, 2000
-------------------           Officer and Director
    James D. Tipton*

/s/ Tina S. Kirbie            Chief Financial and                April 24, 2000
-------------------           Accounting Officer
    Tina S. Kirbie*

/s/ Weldon D. Bailey          Director                           April 24, 2000
-------------------
    Weldon D. Bailey*

/s/ Norman J. Bering, II      Director                           April 24, 2000
-------------------
    Norman J. Bering, II*

/s/ Susie Bracht-Black        Director                           April 24, 2000
-------------------
    Susie Bracht-Black*

/s/ Virgil H. Cox             Director                           April 24, 2000
-------------------
    Virgil H. Cox*

/s/ Samuel J. Dyson           Director                           April 24, 2000
-------------------
    Samuel J. Dyson*

/s/ Robert L. Eilers          Director                           April 24, 2000
-------------------
    Robert L.Eilers*

/s/ Richard Lubke             Director                           April 24, 2000
-------------------
    Richard Lubke*

/s/ Jimmy Pate                Director                           April 24, 2000
-------------------
    Jimmy Pate*

/s/ Leroy Wellborn            Director                           April 24, 2000
-------------------
    Leroy Wellborn*



  *By: /S/ James D. Tipton
       -----------------------------------
       James  D.  Tipton  Attorney-in-Fact
       pursuant to power of attorney contained
       in original  filing of this Registration Statement.